Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Ameresco Reports First Quarter 2021 Financial Results

- Revenue and Profit Growth Exceeds Expectations -
- Meaningful Pickup in Project Award Activity -
- Recent Capital Raise Supports Accelerated Energy Asset Growth -
- Increases 2021 Guidance -

First Quarter 2021 Financial Highlights:
•Revenues of $252.2 million, up 19% year-over-year
•Net Income of $11.2 million, up 80%
•GAAP EPS of $0.22, up 69%
•Non-GAAP EPS of $0.25, up 67%
•Adjusted EBITDA of $29.7 million, up 40%

FRAMINGHAM, MA – May 4, 2021 - Ameresco, Inc. (NYSE:AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, today announced financial results for the fiscal quarter ended March 31, 2021. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information includes non-GAAP financial metrics and has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.
“Our first quarter results were excellent and exceeded our expectations across all major metrics,” said George P. Sakellaris, President and Chief Executive Officer. “Business conditions improved progressively throughout the period and our employees rose to overcome the challenges presented during the quarter. This was another strong quarter for the Projects business, particularly within our Federal group. Our Energy Asset business also posted a meaningful pickup in revenue and profit. We were also pleased to see a considerable increase in project and asset proposals during the quarter, indicating a return to a more normalized activity level post-COVID-19 and leading to significant sequential and year-over-year growth in our awarded backlog.”

“In the first quarter, we completed our first public equity offering since Ameresco’s IPO in 2010, raising over $120 million for the company, positioning us to accelerate the growth of our recurring revenue Energy Asset business. Specifically, we will be taking advantage of strong demand and opportunity in the emerging RNG space, where we now plan to construct and commission three RNG facilities in 2022 and four additional sites in 2023. These developments will be in addition to our continued buildout of other energy technologies, including solar, energy storage, microgrids and EaaS.”

First Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Total revenue increased 19% to $252.2 million, compared to $212.4 million year-over-year. The projects business saw 25% growth led by another strong quarter in the Federal group which benefited from favorable timing of certain approvals and progress on customized equipment. Energy Assets revenue increased 18% as the company continues to grow its assets in operation, improved production from existing assets and realized favorable RIN prices during the quarter. Gross margin of 18.6% increased 10 basis points sequentially and 50 basis points year-over-year. Operating income increased 92% to $18.3 million and operating margin was 7.3%. Operating income growth significantly exceeded revenue growth as a result of continued expense controls, higher utilization and the leverage inherent in our scalable business model. Net income attributable to common shareholders increased 80% to $11.2 million and GAAP EPS increased 69% to $0.22 compared to $0.13. Adjusted EBITDA, a non-GAAP financial measure, increased 40% to $29.7 million.

(in millions)	1Q 2021			1Q 2020
	Revenue	Net Income	Adj. EBITDA	Revenue	Net Income (Loss)	Adj. EBITDA
Projects	$180.7	$4.4	$8.3	$144.4	$(0.7)	$1.7
Energy Assets	$33.3	$5.9	$18.7	$28.2	$4.3	$15.5
O&M	$18.5	$0.6	$1.8	$18.1	$1.2	$2.4
Other	$19.7	$0.2	$0.9	$21.7	$1.3	$1.6
Total	$252.2	$11.2	$29.7	$212.4	$6.2	$21.2

(in millions)	At March 31, 2021
Awarded Project Backlog	$1,521
Contracted Project Backlog	$788
Total Project Backlog	$2,309

O&M Revenue Backlog	$1,127
Energy Asset Visibility *	$940
Operating Energy Assets	287 MWe
Assets in Development	386 MWe

* estimated contracted revenue and incentives throughout PPA term on our operating energy assets

Project Highlights
In the first quarter of 2021:

•Our recently announced construction start of the Norfolk Naval Shipyard (NNSY) in Portsmouth, Virginia highlights our total solutions capabilities utilizing clean advanced technologies. The $173 million project includes a new 17.3 megawatt (MW) combined heat and power (CHP) plant, a 3 MW battery energy storage system, and a microgrid control system. These will provide the site with long-term energy security while reducing the electricity imported from the grid by 68 percent and mission critical steam. After construction is completed in 2022, Ameresco will operate and maintain the CHP plant, IWTP (industrial waste water treatment plant), and microgrid until January 2044 providing a long-term recurring O&M revenue stream.
•We anticipate continued demand from the C&I market as more forward-looking companies look to save money while also lowering their carbon footprint. Our recently announced solar project with Wells Fargo to develop and install approximately 30 MW of new, onsite solar generation assets at corporate and retail locations in seven states is a great example of the growing opportunities in the C&I market. Construction of the nearly 100 solar arrays will go into 2022.

Asset Highlights
In the first quarter of 2021:

•Ameresco brought 5 MWe into operation while adding 40 MWe to our development backlog, bringing our total to 386 MWe.
•Asset additions in the quarter included the award of Energy as a Service for a C&I customer and awards of distributed solar installations in our East, Central and West regions.

Summary and Outlook
“The first quarter represented a strong start to the year and has laid the foundation for 2021 to be another year of strong growth for Ameresco. Additionally, we see substantial opportunities ahead as our customers prioritize cost savings and resiliency, combined with reducing their carbon footprints. Ameresco’s services are well aligned with the new Administration’s overarching goal of decarbonizing the U.S. economy and its mandate that climate change be considered in major decisions across all government agencies,” Mr. Sakellaris noted.

Based on visibility from our project backlog and our increased levels of recurring revenues, the Company is increasing its 2021 guidance ranges detailed in the table below, representing year-over-year revenue and adjusted EBITDA growth of 10% and 23%, respectively, at the midpoints, and Non-GAAP EPS growth of 20% at the midpoint, excluding the impact of approximately $0.13 of one-time tax benefits realized in 2020. The Company anticipates commissioning a further 55 to 75 MWe of energy assets and plans to invest approximately $165 million to $215 million in additional energy asset capital expenditures during the remainder of 2021, the majority of which will be funded with project finance debt.

FY 2021 Guidance Ranges
Revenue	$1.11 billion	$1.16 billion
Gross Margin	18.5%	19.5%
Adjusted EBITDA	$140 million	$150 million
Interest Expense & Other	$20 million	$22 million
Effective Tax Rate	12%	18%
Non-GAAP EPS	$1.22	$1.30

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss results. The conference call will be available via the following dial in numbers:
•U.S. Participants: Dial +1 (877) 359-9508 (Access Code: 5664848)
•International Participants: Dial +1 (224) 357-2393 (Access Code: 5664848)
Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions delivered to clients throughout North America and the United Kingdom. Ameresco’s sustainability services in support of clients’ pursuit of Net Zero include upgrades to a facility’s energy infrastructure and the development, construction, and operation of distributed energy resources. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (SEC) on March 2, 2021. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on our financial condition, results of operations, cash flows and performance and the global economy and financial markets. The extent to which COVID-19 impacts us, suppliers, customers, employees and supply chains will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, you should interpret many of the risks identified in our Annual Report and Quarterly Report as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$80,971	$66,422
Restricted cash	24,869	22,063
Accounts receivable, net	113,095	125,010
Accounts receivable retainage, net	32,071	30,189
Costs and estimated earnings in excess of billings	179,474	185,960
Inventory, net	8,527	8,575
Prepaid expenses and other current assets	26,753	26,854
Income tax receivable	5,446	9,803
Project development costs	14,573	15,839
Total current assets	485,779	490,715
Federal ESPC receivable	459,347	396,725
Property and equipment, net	8,804	8,982
Energy assets, net	765,122	729,378
Goodwill	58,812	58,714
Intangible assets, net	847	927
Operating lease assets	41,484	39,151
Restricted cash, non-current portion	10,507	10,352
Other assets	18,047	15,307
Total assets	$1,848,749	$1,750,251

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and financing lease liabilities	$71,770	$69,362
Accounts payable	202,123	230,916
Accrued expenses and other current liabilities	40,297	41,748
Current portion of operating lease liabilities	5,680	6,106
Billings in excess of cost and estimated earnings	30,211	33,984
Income taxes payable	1,501	981
Total current liabilities	351,582	383,097
Long-term debt and financing lease liabilities, net of current portion and deferred financing fees	268,411	311,674
Federal ESPC liabilities	473,882	440,223
Deferred income taxes, net	4,474	2,363
Deferred grant income	8,167	8,271
Long-term portions of operating lease liabilities, net of current	37,718	35,300
Other liabilities	35,992	37,660
Redeemable non-controlling interests, net	39,668	38,850

	March 31,	December 31,
	2021	2020

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2021 and December 31, 2020	$—	$—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 35,367,720 shares issued and 33,265,925 shares outstanding at March 31, 2021, 32,326,449 shares issued and 30,224,654 shares outstanding at December 31, 2020	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at March 31, 2021 and December 31, 2020	2	2
Additional paid-in capital	267,864	145,496
Retained earnings	379,533	368,390
Accumulated other comprehensive loss, net	(6,759)	(9,290)
Treasury stock, at cost, 2,101,795 shares at March 31, 2021 and December 31, 2020	(11,788)	(11,788)
Total stockholders’ equity	628,855	492,813
Total liabilities, redeemable non-controlling interests and stockholders' equity	$1,848,749	$1,750,251

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues	$252,202	$212,413
Cost of revenues	205,293	173,967
Gross profit	46,909	38,446
Selling, general and administrative expenses	28,601	28,924
Operating income	18,308	9,522
Other expenses, net	3,672	5,389
Income before income taxes	14,636	4,133
Income tax provision (benefit)	2,205	(2,503)
Net income	12,431	6,636
Net income attributable to redeemable non-controlling interests	(1,257)	(435)
Net income attributable to common shareholders	$11,174	$6,201
Net income per share attributable to common shareholders:
Basic	$0.23	$0.13
Diluted	$0.22	$0.13
Weighted average common shares outstanding:
Basic	48,975	47,384
Diluted	50,357	48,497

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$12,431	$6,636
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets, net	9,686	9,299
Depreciation of property and equipment	833	833
Accretion of ARO liabilities	24	21
Amortization of debt discount and debt issuance costs	747	660
Amortization of intangible assets	80	179
Provision for bad debts	3	49
Net gain from derivatives	(377)	(223)
Stock-based compensation expense	766	429
Deferred income taxes	1,410	(1,217)
Unrealized foreign exchange loss	19	212
Changes in operating assets and liabilities:
Accounts receivable	15,535	(14,161)
Accounts receivable retainage	(1,844)	(4,445)
Federal ESPC receivable	(65,973)	(39,946)
Inventory, net	48	7
Costs and estimated earnings in excess of billings	6,544	12,181
Prepaid expenses and other current assets	(726)	1,233
Project development costs	1,259	(3,224)
Other assets	(538)	8
Accounts payable, accrued expenses and other current liabilities	(19,333)	(17,241)
Billings in excess of cost and estimated earnings	(3,973)	(956)
Other liabilities	(226)	(586)
Income taxes payable	4,881	(1,388)
Cash flows from operating activities	(38,724)	(51,640)
Cash flows from investing activities:
Purchases of property and equipment	(656)	(724)
Purchases of energy assets	(55,823)	(28,497)
Contributions to equity investment	—	(127)
Cash flows from investing activities	(56,479)	(29,348)
Cash flows from financing activities:
Proceeds from equity offering, net of offering costs	120,216	—
Payments of financing fees	(850)	(155)
Proceeds from exercises of options and ESPP	1,386	2,473
Repurchase of common stock	—	(6)
(Payments on) proceeds from senior secured credit facility, net	(53,073)	31,000
Proceeds from long-term debt financings	30,811	—
Proceeds from Federal ESPC projects	33,520	61,198
Proceeds for energy assets from Federal ESPC	(59)	1,541
Distributions to redeemable non-controlling interests, net	(495)	(103)
Payments on long-term debt	(19,073)	(12,019)
Cash flows from financing activities	112,383	83,929
Effect of exchange rate changes on cash	330	(509)
Net increase in cash, cash equivalents, and restricted cash	17,510	2,432
Cash, cash equivalents, and restricted cash, beginning of period	98,837	77,264
Cash, cash equivalents, and restricted cash, end of period	$116,347	$79,696

Non-GAAP Financial Measures (In thousands) (Unaudited)

	Three Months Ended March 31, 2021
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$4,426	$5,910	$617	$221	$11,174
Impact from redeemable non-controlling interests	—	1,257	—	—	1,257
Plus: Income tax provision	1,119	981	82	23	2,205
Plus: Other expenses, net	1,193	2,068	177	235	3,673
Plus: Depreciation and amortization	1,012	8,405	828	354	10,599
Plus: Stock-based compensation	554	98	57	58	767
Plus: Restructuring and other charges	20	5	22	2	49
Adjusted EBITDA	$8,324	$18,724	$1,783	$893	$29,724
Adjusted EBITDA margin	4.6%	56.3%	9.6%	4.5%	11.8%

	Three Months Ended March 31, 2020
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net (loss) income attributable to common shareholders	$(669)	$4,329	$1,211	$1,330	$6,201
Impact from redeemable non-controlling interests	—	435	—	—	435
Less: Income tax benefit	(904)	(951)	(296)	(352)	(2,503)
Plus: Other expenses, net	1,430	3,283	663	13	5,389
Plus: Depreciation and amortization	842	8,344	753	372	10,311
Plus: Stock-based compensation	293	55	37	44	429
Plus: Restructuring and other charges	712	19	59	186	976
Adjusted EBITDA	$1,704	$15,514	$2,427	$1,593	$21,238
Adjusted EBITDA margin	1.2%	55.0%	13.4%	7.3%	10.0%

	Three Months Ended March 31,
	2021	2020
Non-GAAP net income and EPS:
Net income attributable to common shareholders	$11,174	$6,201
Adjustment for accretion of tax equity financing fees	(31)	—
Impact from redeemable non-controlling interests	1,257	435
Plus: Restructuring and other charges	48	976
Less: Income tax effect of Non-GAAP adjustments	(12)	(212)
Non-GAAP net income	$12,436	$7,400

Diluted net income per common share	$0.22	$0.13
Effect of adjustments to net income	0.03	0.02
Non-GAAP EPS	$0.25	$0.15

Adjusted cash from operations:
Cash flows from operating activities	$(38,724)	$(51,640)
Plus: proceeds from Federal ESPC projects	33,520	61,198
Adjusted cash from operations	$(5,204)	$9,558

	Three Months Ended March 31,
	2021	2020
New contracts and awards:
New contracts	$73,000	$86,000
New awards (1)	$275,000	$55,000
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2021
	Low	High
Operating income(1)	$89 million	$97 million
Depreciation and amortization	$47 million	$48 million
Stock-based compensation	$4 million	$5 million
Adjusted EBITDA	$140 million	$150 million

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, and restructuring and asset impairment charges. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, and restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring and asset impairment charges, gain or loss upon deconsolidation of a VIE and impact from redeemable non-controlling interest. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.